EXHIBIT 10.01


                     MORTGAGE ASSISTANCE CENTER CORPORATION

      SERIES A PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT

                                NOVEMBER 30, 2006



















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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1 Authorization and Sale of Series A Preferred Stock and Common
         Stock Warrants........................................................1
         1.1      Authorization................................................1
         1.2      Sale and Issuance of Shares..................................1
         1.3      Back-End Warrants............................................2

SECTION 2 Closing..............................................................3
         2.1      Closing......................................................3
         2.2      Delivery of Shares and Warrants; Payment of Purchase Price...3
         2.3      Transaction Agreements.......................................3

SECTION 3 The Company's Representations and Warranties.........................3
         3.1      Organization and Standing....................................3
         3.2      Corporate Power..............................................4
         3.3      Subsidiaries and Affiliates..................................4
         3.4      Capitalization...............................................4
         3.5      Authorization................................................6
         3.6      Financial Statements; SEC Reports; Disclosure................6
         3.7      Changes......................................................8
         3.8      Liabilities and Obligations; Company Indebtedness............9
         3.9      Intellectual Property.......................................10
         3.10     Title to Properties and Assets; Liens.......................10
         3.11     Contracts and Obligations...................................10
         3.12     Compliance with Other Instruments...........................12
         3.13     Litigation..................................................12
         3.14     Governmental Consents.......................................12
         3.15     Employees...................................................13
         3.16     Environmental and Safety Matters............................13
         3.17     Disclosure..................................................13
         3.18     Offering....................................................13
         3.19     Registration Rights.........................................14
         3.20     Brokers or Finders..........................................14
         3.21     Qualified Small Business....................................14
         3.22     Tax Returns.................................................14
         3.23     Permits.....................................................15
         3.24     Employee Benefit Plans......................................15
         3.25     Insurance...................................................15
         3.26     Corporate Records...........................................15
         3.27     Real Property Holding Company...............................15
         3.28     Transactions with Related Persons...........................15
         3.29     Indemnification of Officers and Directors...................16
         3.30     Investment Company Act......................................16

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SECTION 4 Investors' Representations And Warranties...........................16
         4.1      No Registration.............................................16
         4.2      Investment Intent...........................................16
         4.3      Investment Experience.......................................16
         4.4      Access to Data..............................................16
         4.5      Accredited Investor.........................................17
         4.6      Residency...................................................17
         4.7      Rule 144....................................................17
         4.8      Authorization...............................................17
         4.9      Brokers or Finders..........................................17
         4.10     Legends.....................................................17

SECTION 5 Conditions to the Investors' Obligations to Close...................18
         5.1      Representations and Warranties..............................18
         5.2      Covenants...................................................18
         5.3      Board and Stockholder Approval..............................18
         5.4      Consents....................................................18
         5.5      Compliance with Securities Laws.............................18
         5.6      Amended Articles............................................18
         5.7      Transaction Agreements......................................18
         5.8      Indemnification Agreements..................................19
         5.9      Opinion of Counsel..........................................19
         5.10     Reservation of Warrant Shares...............................19
         5.11     Closing Deliveries..........................................19
         5.12     Boards of Directors.........................................19
         5.13     Employment Agreements.......................................19
         5.14     Directors and Officers Insurance............................19
         5.15     Debt Restructure............................................20
         5.16     Proceedings and Documents...................................20

SECTION 6 Conditions to the Company's Obligation to Close.....................20
         6.1      Representations and Warranties..............................20
         6.2      Compliance with Securities Laws.............................20
         6.3      Amended Articles............................................20
         6.4      Transaction Agreements......................................20

SECTION 7 Indemnification; Exculpation........................................21
         7.1      Indemnification of Investors By the Company.................21
         7.2      Exculpation Among Investors.................................22
         7.3      Rights of Investors.........................................22

SECTION 8 Post-Closing Covenants..............................................23
         8.1      Registration of the Warrant Shares..........................23
         8.2      Key-Man Policies............................................23
         8.3      Failure to Comply...........................................23

SECTION 9 Miscellaneous.......................................................23
         9.1      Amendment...................................................23

         9.2      QSBS Certification..........................................23
         9.3      Notices.....................................................24
         9.4      Governing Law...............................................25
         9.5      Expenses....................................................25
         9.6      Survival....................................................25
         9.7      Successors and Assigns......................................25
         9.8      Entire Agreement............................................25
         9.9      Delays or Omissions.........................................25
         9.10     Severability................................................26
         9.11     Titles and Subtitles........................................26
         9.12     Construction................................................26
         9.13     Counterparts................................................26
         9.14     Facsimile Execution and Delivery............................26
         9.15     No Commitment for Additional Financing......................26
         9.16     Several Rights and Obligations..............................26

EXHIBITS

         Exhibit A         Schedule of Investors
         Exhibit B         Form of Amended Articles
         Exhibit C         Form of Investor Rights Agreement
         Exhibit D         Form of Stockholders' Agreement
         Exhibit E         Schedule of Exceptions
         Exhibit F         [Intentionally omitted]
         Exhibit G         Form of Indemnification Agreement
         Exhibit H         Form of Legal Opinion
         Exhibit I         Form of Officer's Certificate
         Exhibit J         Form of Secretary's Certificate
         Exhibit K         Form of Warrant
         Exhibit L         Benchmarks











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                     MORTGAGE ASSISTANCE CENTER CORPORATION

                    SERIES A PREFERRED STOCK AND COMMON STOCK

                           WARRANT PURCHASE AGREEMENT

         This SERIES A PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of November 30, 2006 (the "Effective Date"), is executed by and among Mortgage Assistance Center Corporation, a Florida corporation (the "Company"), and the persons and entities (each, an "Investor" and collectively, the "Investors") listed on the Schedule of Investors attached as Exhibit A (the "Schedule of Investors"). The Company and the Investors are each referred to as a "Party" and are collectively referred to as the "Parties."

                                   SECTION 1
  AUTHORIZATION AND SALE OF SERIES A PREFERRED STOCK AND COMMON STOCK WARRANTS

1.1 Authorization. The Company has authorized (a) the sale and issuance of up to 3,000,000 shares (the "Shares") of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), and (b) the grant of warrants in substantially the form attached hereto as Exhibit K (the "Warrants") to purchase shares ("Warrant Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock") on the terms and conditions set forth in the Warrants. The Shares have the rights, privileges, preferences and restrictions set forth in the Articles of Amendment of the Articles of Incorporation of the Company, in the form attached as Exhibit B (the "Amended Articles").

         1.2 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each of the Investors agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, (i) the number of Shares set forth in the column designated "Number of Series A Shares" opposite such Investor's name on the Schedule of Investors for the First Closing and Subsequent Closings for a purchase price of $1.00 per Share (payable in cash, conversion of indebtedness or a combination of both), and (ii) Warrants to purchase the number of Warrant Shares (as such number may be adjusted from time to time pursuant to the terms of the Warrants) set forth in the column designated "Number of Warrant Shares" opposite such Investor's name on the Schedule of Investors for the First Closing and Subsequent Closings with an exercise price of $0.01 per Warrant Share. The Company's agreement with each Investor is a separate agreement, and the sale of Shares and the Warrants to each Investor is a separate sale. The Investors shall purchase 1,500,000 of the Shares (the "Initial Shares") at Closing (as defined below), with the remaining 1,500,000 of the Shares to be purchased, subject to the terms of this Section 1.2, in increments of 500,000 (collectively, the "Benchmark Shares") on March 31, 2007, June 30, 2007 and September 30, 2007, respectively, as the Company may request from time to time after the Company has notified (each, a "Benchmark Notice") and has provided evidence satisfactory to the Investors in their sole discretion that the Company has achieved the events specified in Exhibit L on

March 31, 2007, June 30, 2007 and September 30, 2007, respectively (the "Benchmarks"), such sales to occur no later than 30 days after the date of each Benchmark Notice in the same manner as set forth in Section 2.1. The Benchmarks shall be calculated in accordance with GAAP as in effect on the date of this Agreement. To the extent that (i) the Benchmarks have been satisfied as set forth above, (ii) as of the date of the Benchmark Notice and as of the date of any Closing, the Company is not in breach of any material representation or warranty and has otherwise satisfied in all material respects any and all agreements or covenants contained in this Agreement or any other Transaction Agreement, and (iii) there has not been a Material Adverse Effect, then, in such event only, each Investor that does not purchase their respective Benchmark Shares within 30 days after receipt of a Benchmark Notice shall be deemed to be a "Non-Participating Purchaser" and their respective Shares shall automatically be converted to Common Stock pursuant to the terms of the Articles of
Incorporation and they shall each lose their respective right, if any, to designate a member of the Company's Board of Directors as set forth in Section
5.12 as well as in the Articles of Incorporation. If the Company misses a Benchmark for a given time period, but achieves a subsequent Benchmark, the Investors shall have the option, but not the obligation, to invest up to the total amount the Investors could have otherwise invested had all Benchmarks been achieved. For example, if the Company fails to meet the Benchmarks as of March 31, 2007 (the "Failed Period"), and achieves the Benchmarks as of June 30, 2007, and all other conditions set forth in this Section 1.2 have been met, the Investors shall have the right (but not the obligation) to acquire 500,000 Benchmark Shares for the Failed Period in addition to the 500,000 Benchmark Shares it would otherwise be obligated to acquire pursuant to this Section 1.2 for the period ended June 30, 2007.

         1.3 Back-End Warrants. In addition to the Warrants, the Company shall issue additional warrants (the "Back-End Warrants") to the Investors to purchase the number of Warrant Shares (as such number may be adjusted from time to time pursuant to the terms of the Back-End Warrants) set forth in the column designated "Number of Back-End Warrant Shares" opposite such Investor's name on the Schedule of Investors with an exercise price of $0.01 per Warrant Share. The Back-End Warrants shall only be exercisable to the extent that the Company fails to have Gross Operating Revenues of $15,705,557 and Net Operating Revenues of $3,926,389, in each case as of December 31, 2007 and calculated in accordance with GAAP as in effect on the date of this Agreement (the "Back-End Benchmarks"). No later than April 30, 2008, the Company shall provide audited financial statements showing the Company's Gross Operating Revenues and Net Operating Revenues as of December 31, 2007.

                                    SECTION 2
                                     CLOSING
                                     -------

         2.1 Closing. The closing (the "Closing") of the purchase, sale, and issuance of the Initial Shares will take place at 10:00 a.m. on the Effective Date (the "Closing Date"). The Closing, and any subsequent closing of the purchase, sale, and issuance of any Benchmark Shares, will be held at the offices of Hallett & Perrin, P.C., 2001 Bryan Street, Suite 3900, Dallas, Texas or at such other place agreed upon by the Company and the Investors. In the event there is more than one closing, the term "Closing" shall apply to each such closing unless otherwise specified.

         2.2 Delivery of Shares and Warrants; Payment of Purchase Price. At the Closing, the Company will deliver to each Investor certificates registered in such Investor's name representing the number of Shares, Warrants, Back-End Warrants and Indemnity Warrants that such Investor is purchasing against payment of the aggregate purchase price therefor as set forth in the column designated "Purchase Price for Series A Shares" opposite such Investor's name on the Schedule of Investors, by (a) certified or cashier's check payable to the Company, (b) wire transfer of immediately available funds to one or more accounts designated in writing by the Company, (c) conversion of principal indebtedness, or (d) any combination of the foregoing.

         2.3 Transaction Agreements. At the Closing, in addition to the other deliveries required by Section 5, (a) the Company and each Investor will execute and deliver the Investors' Rights Agreement, in substantially the form attached as Exhibit C (the "Rights Agreement"), (b) the Company, each Investor and each of the other holders of capital stock of the Company will execute and deliver the Stockholders' Agreement, in substantially the form attached as Exhibit D (the "Stockholders' Agreement"), and (iii) the Company and each of Dale Hensel and Dan Barnett shall have executed and delivered the respective Employment Agreements described in Section 5.13. This Agreement, the Rights Agreement and the Stockholders' Agreement are collectively referred to as the "Transaction Agreements."

                                   SECTION 3
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

         Except as set forth on a Schedule of Exceptions attached as Exhibit E delivered by the Company to the Investors (the "Schedule of Exceptions"), which disclosures and exceptions will be deemed to be part of the representations and warranties made hereunder, the Company represents and warrants to each Investor as of the Effective Date as follows:

         3.1 Organization and Standing. The Company and each of its subsidiaries set forth on the Schedule of Exceptions (collectively, the "Subsidiaries" and each a "Subsidiary"), are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of formation. Each of the Company and its Subsidiaries has the requisite corporate power and authority to own and operate its properties, tangible and intangible assets and technology, and to carry on its business as conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement "Material Adverse Effect" means any event, circumstance or condition that has a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company.

         3.2 Corporate Power. The Company has all requisite corporate power and authority to execute and deliver each of the Transaction Agreements, to sell and issue the Shares under this Agreement, to issue the Warrant Shares, and to carry out and perform its obligations under the terms of the Transaction Agreements.

         3.3 Subsidiaries and Affiliates. The Company owns the outstanding capital stock or interests of each Subsidiary as set forth in the Schedule of Exceptions. The Company has no other subsidiaries or Affiliates and does not own or control, directly or indirectly, any other interest in any Person. The Company conducts no business or operations except through its ownership of the stock of each Subsidiary. For purposes of this Agreement, (a) the term "Affiliate" means, with respect to any Person (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or (ii) if such Person is an individual, members of such Person's immediate family, including such Person's parents, grandparents, siblings, children, grandchildren and the spouse of any of the foregoing, (b) the terms "controlling," "controlled by," or "under common control with" mean having the power to direct or cause the direction of such Person's management and policies, whether through voting securities ownership, contractual rights, or otherwise, and (c) the term "Person" means any natural person, corporation, partnership, limited liability company, trust, estate, joint venture, governmental body or any other entity, organization or enterprise.

         3.4 Capitalization.

             (a) Immediately following the filing and acceptance of the Amended Articles by the Florida Secretary of State, the Company's authorized capital stock shall consist of (i) Fifty million (50,000,000) shares of Common Stock, of which Twelve million Seven hundred Twenty-Five thousand One hundred Twenty-Four (12,725,124) shares are issued and outstanding as of the Effective Date, and
(ii) Four million (4,000,000) shares of Preferred Stock, par value $0.001 per share, of which Three million (3,000,000) shares shall be designated Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), none of which are issued outstanding as of the time immediately prior to the Closing.

             (b) The Schedule of Exceptions contains a complete list of each Subsidiary's authorized capital stock and record and beneficial owners.

             (c) The Common Stock has the rights, preferences, privileges and restrictions set forth in the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and the Series A Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Amended Articles.

             (d) All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or pursuant to valid exemptions therefrom.

             (e) The Company has reserved:

                 (i) 3,000,000 shares of Series A Preferred for issuance in accordance with this Agreement; and

                 (ii) sufficient shares of Common Stock (as may be adjusted in accordance with the provisions of the Warrants) for issuance upon exercise of the Warrants, the Back-End Warrants, the Indemnity Warrants and the Board Warrants.

             (f) The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided for in the Transaction Agreements, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents, with respect to any security or by a director of the Company, or relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition or registration under the Securities Act of the capital stock of the Company.

             (g) The Shares and the Warrant Shares, when issued, delivered, and paid for in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and will be validly issued in reliance upon an exemption from registration under, and in compliance in all material respects with, applicable federal and state securities laws, including without limitation the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"). The Shares and the Warrant Shares will be free of any liens, claims, security interests and encumbrances ("Liens"), other than any Liens created by or imposed upon the Investors; provided that the Shares and the Warrant Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth in this Agreement and in the other Transaction Agreements. Except as set forth in the Amended Articles and the Stockholders' Agreement, the Shares and the Warrant Shares are not subject to any preemptive rights, first refusal rights, co-sale rights or restrictions on voting, other than as may exist under applicable law.

             (h) There are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other rights or agreements, either directly or indirectly, for the purchase or acquisition from the Company of any of the Company's authorized and unissued capital stock, except (i) for the rights provided pursuant to the Stockholders' Agreement, the Warrants, the Indemnity Warrants, the Back-End Warrants and the Board Warrants, (ii) for the rights provided in those certain warrant certificates issued to Family Access Exchange,

L.P. on or about August 10, 2006 and September 14, 2006, (iii) for 834,800 shares of Common Stock issued or reserved for issuance to the Company's directors, officers, key employees, and consultants in accordance with the Company's 2006 Equity Incentive Plan (the "Plan"), or upon exercise of options that have been granted to such parties under the Plan, in each case as of the date hereof, (v) for the rights provided in that certain warrant certificate issued to Michael Caolo, Jr. on or about November 30, 2006, (vi) for the rights provided in that certain warrant certificate issued to Mark Herndon on or about November 30, 2006, and (vii) as otherwise set forth in this Agreement (including the Schedule of Exceptions). There are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other rights or agreements, either directly or indirectly, for the purchase or acquisition from any Subsidiary or the Company of any capital stock of such Subsidiary.


             (i) The Schedule of Exceptions sets forth a true and complete list of the public stockholders of record of the Company as of November 1, 2006, and all other stockholders, option holders and warrant holders of the Company as of the Effective Date, in each case showing the number of shares of Common Stock, Series A Preferred or other securities of the Company (or rights to acquire such securities) held by each security holder as of such time and the consideration paid to the Company therefore.

         3.5 Authorization. All corporate action by the Company and its officers, directors and stockholders necessary for the (a) authorization, execution, delivery, and performance of the Transaction Agreements by the Company, (b) authorization, sale, issuance, and delivery of the Shares and the Warrant Shares, and (c) performance of all of the Company's obligations under the Transaction Agreements, has been taken or will be taken before the Closing. The Transaction Agreements, when executed and delivered by the Company, will constitute the Company's valid and legally binding obligations, enforceable in accordance with their respective terms, except (x) as limited by laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (y) as limited by rules of law governing specific performance, injunctive relief, or other equitable remedies and by general equity principles, and (z) to the extent the indemnification and the choice of law provisions contained in the Transaction Agreements may be limited by applicable laws and public policy principles.

         3.6 Financial Statements; SEC Reports; Disclosure.

         (a) The Company has timely filed all forms, reports, documents, proxy statements and exhibits required to be filed with the SEC since January 1, 2003 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as in effect at the time they were filed and (ii) did not at the time they were filed and do not, as amended and supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to the Investors copies of all SEC Reports, other than those available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system of the SEC. None of the Company's Subsidiaries is required to file any form, report, proxy statement or other document with the SEC.

         (b) The consolidated financial statements contained in the SEC Reports complied, as of their respective dates of filing with the SEC, and the SEC Reports filed with the SEC after the date of this Agreement will comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, and the SEC Reports filed after the date of this Agreement will be, prepared in accordance with United States generally accepted accounting principals ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and except as may be indicated in the notes thereto) and fairly present, and the financial statements contained in the SEC Reports filed after the date of this Agreement will fairly present, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated statements of operations and cash flows of the Company for the periods indicated, except in the case of unaudited quarterly financial statements that were or are subject to normal and recurring non-material year-end adjustments. There is no investigation or inquiry pending, or to the Knowledge of the Company, threatened against the Company or any of its
Subsidiaries by any Governmental Authority in connection with revenue recognition practices, restructuring charges, amortization, writeoffs or any other accounting matter, whether or not a restatement of financial statements is required. For purposes of this Agreement, "Knowledge of the Company" means any particular fact or other matter of which any officer, director, employee, representative or agent of the Company is aware of or should have been aware of after making due inquiry of appropriate persons or parties. Since January 1, 2006, there has been no change in accounting principles applicable to, or methods of accounting utilized by, the Company and the books and records of the Company have been and are being maintained in accordance with applicable legal and accounting requirements and good business practice.

         (c) Except for those liabilities and obligations that are reflected or reserved against on the balance sheet contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 (the Company 2005 Form 10-KSB "") or in the footnotes to such balance sheet, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise).

         (d) The Company is in compliance with, and has complied, in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (collectively, "Sarbanes-Oxley"). The Company has previously made available to the Investors copies of all certificates delivered by officers and employees of the Company, including the Company's chief executive officer and chief financial officer, to the Board of Directors or any committee thereof pursuant to the certification requirements relating to the Company 2005 Form 10-KSB. The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities and (ii) disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect the Company's ability to record, process summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who, in each case, have a significant role in the Company's internal controls.

         (e) The Company has made available to the Investors the Form 10-QSB with respect to the quarterly period ended September 30, 2006 (the "June 10-Q" and collectively with the Company 2005 Form 10-KSB, the "Financial Statements"). The June 10-Q (i) was prepared in accordance with the requirements of the Exchange Act, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) fairly presents, the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated statements of operations and cash flows of the Company for the period indicated, subject to normal and recurring non-material year-end adjustments.

         (f) Since January 1, 2006, except as contemplated by this Agreement or in the SEC Reports filed prior to the date of this Agreement, there has not been any event or state of fact that, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect.

         (g) The Company has delivered to each Investor the Company's forecasted profit and loss statements and balance sheets for the calendar years 2006 through 2008. These financial statements are complete and correct in all material respects based on the reasonable expectations of the Company's Board of Directors.

         3.7 Changes. Since September 30, 2006 (the "Balance Sheet Date"), there has not been:

             (a) any change in the assets, properties, liabilities, financial condition, or operating results of the Company or its Subsidiaries, except changes in the ordinary course of business that have not had a Material Adverse Effect;

             (b) any waiver by the Company or any Subsidiary of a valuable right or debt owed to it;


             (c) any satisfaction or discharge of any Lien or payment of any obligation by the Company or its Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, or operating results of the Company or any Subsidiary;

             (d)  any  material  change  in  any  compensation   arrangement  or
agreement with any employee of the Company or any Subsidiary;

             (e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets, computer software or other intangible assets of the Company or any Subsidiary;

             (f) any resignation or termination of employment of any officer or key employee of the Company or any Subsidiary;

             (g) receipt of notice that there has been a material loss of, or material order cancellation by, any customer of the Company or any Subsidiary;

             (h) any mortgage, pledge, transfer of a security interest in or Lien created by the Company or any Subsidiary, with respect to any of their respective properties or assets, except (a) Liens for taxes or other similar assessments not yet due or payable; and (b) minor Liens which do not materially detract from the value of the property subject thereto or materially impair the Company's or any Subsidiary's operations and which have arisen in the ordinary course of business (collectively, "Permitted Liens");

             (i) any loans or guarantees made by the Company or any Subsidiary to or for the benefit of any of their respective employees, officers or directors, or any of their Affiliates, other than travel advances and other similar advances made in the ordinary course of its business;

             (j) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

             (k) to the Knowledge of the Company, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company or any Subsidiary;

             (l) any material change in the contingent obligations of the Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise; or

             (m) any Contract (as defined in Section 3.11) by the Company or any Subsidiary to do any of the things described in this Section 3.7.

         3.8 Liabilities and Obligations; Company Indebtedness. Neither the Company nor any Subsidiary has any material liabilities or obligations, whether absolute or contingent, except liabilities and obligations that are reflected in the Financial Statements or that were incurred since the Balance Sheet Date in the ordinary course of business and that would not otherwise cause any of the representations and warranties contained in Section 3.7 to be inaccurate. The Schedule of Exceptions sets forth a complete and accurate list of the Company

Indebtedness (as defined in Section 5.15), and the Company has restructured all Company Indebtedness on terms and conditions so as to comply with Section 5.15.

         3.9 Intellectual Property. The Company and its Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade dress, trade secrets, mask works and registrations, know-how, inventions, computer software, computer data, computer documentation, licenses, information, processes, domain names, and other intellectual property and similar proprietary rights (collectively, "Intellectual Property") necessary to the Company's and each Subsidiary's business, without any infringement of the rights of others. The Schedule of Exceptions contains a complete list of the Company's and each Subsidiary's patents, trademarks, copyrights, proprietary computer software, licensed computer software, domain names and pending patent, trademark and copyright applications. Neither the Company nor any Subsidiary has received any written communication alleging that the Company or such Subsidiary has violated or, by conducting its business as currently conducted would violate, any of the Intellectual Property of any other Person. Neither the Company nor any Subsidiary is obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or claimant to, any Intellectual Property with respect to the use thereof in connection with the conduct of the Company's and such Subsidiary's business. There are no Contracts, judgments, orders or decrees to which the Company or any Subsidiary is a party or by which the Company is bound which involve indemnification by the Company or any Subsidiary with respect to infringement of the Intellectual Property of any third party. To the Knowledge of the Company, no third party is violating or infringing any of the Company's or any Subsidiary's Intellectual Property.

         3.10 Title to Properties and Assets; Liens. Each of the Company and its Subsidiaries has good and marketable title to its properties, tangible and intangible assets and technology, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, Lien, loan or lease, other than Permitted Liens. With respect to property it leases, each of the Company and its Subsidiaries is in compliance with such leases.

         3.11 Contracts and Obligations. The Schedule of Exceptions sets forth a list of all of the following contracts, agreements, instruments, licenses, covenants, understandings or commitments of any nature, whether oral or written (collectively "Contracts"), to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries are bound:

             (a) all employment and consulting Contracts with persons who will receive in 2006, or who are expected to receive in 2007, total compensation from the Company or any Subsidiary (excluding sales commissions) of at least $100,000;

             (b)   all   employee   benefit,   compensation,   bonus,   pension,
profit-sharing, stock option, stock appreciation rights, stock purchase and similar plans and arrangements with the persons described in Section 3.11(a);

             (c) each confidentiality or non-disclosure Contract in favor of the Company or its Subsidiaries, and each invention or Intellectual Property assignment Contract in favor of the Company, agreed to by an officer, director, employee or consultant of the Company or its Subsidiaries;

             (d) all Contracts related to the acquisition, use, reproduction or distribution of catalogues for products;

             (e) each Contract with any stockholder, officer or director of the Company or any Subsidiary, or any Affiliate of such Persons, including, without limitation, each Contract providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to, any such Person;

             (f) all Contracts relating to the Company's and any Subsidiary's Intellectual Property, including, without limitation, all Contracts for the licensing of the Company's or such Subsidiary's Intellectual Property to any other Person;

             (g) all Contracts relating to the Company's and its Subsidiaries' use of the Intellectual Property of any other Person, including, without limitation, all Contracts relating to the licensing of computer software, computer data, computer documentation or other Intellectual Property by the Company or its Subsidiaries;

             (h) each confidentiality or non-disclosure Contract whereby the Company or any Subsidiary has agreed to keep confidential or not use or disclose any information obtained from another Person;

             (i) each Contract that restricts the ability of the Company to enter into, engage in or conduct any type of business activities in any geographic area;

             (j)  each   Contract   representing   pools  of   distressed   real
estate-based mortgages (including non-performing, charged-off and sub-prime mortgages) that have been acquired by the Company; and

             (k) each other Contract which may require expenditures by the Company or any Subsidiary in excess of $50,000 or which may result in payments to the Company or any Subsidiary in excess of $50,000.

         All of the foregoing Contracts are valid, binding and in full force and effect against each of the parties thereto, except (x) as limited by laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (y) as limited by rules of law governing specific performance, injunctive relief, or other equitable remedies and by general equity principles, and (z) to the extent the indemnification and the choice of law provisions contained in any such Contracts may be limited by applicable laws and public policy principles, and the Company is not in default or alleged to be in default, and to the Knowledge of the Company no other party to any such Contract is in default. The Company has delivered or made available to the Investors true, correct and complete copies of each of the foregoing Contracts, as amended through the Effective Date. The Company has also delivered or made available to the Investors true, correct and complete copies of all template or prototype forms of Contracts described in (a), (b), (c) and (d) above which the Company or any Subsidiary plan to use in operating their respective businesses after the Effective Date.

         3.12 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of (a) any term of its Articles of Incorporation, Amended Articles or Bylaws, each as amended to the Effective Date, (b) any material mortgage, indebtedness, Contract, judgment, order or decree to which the Company or any Subsidiary is a party or by which it or any of its properties or assets is bound, or (c) any law, statute, rule or regulation applicable to the Company or any Subsidiary, the violation of which would have a Material Adverse Effect. The execution, delivery, performance of and compliance with the Transaction Agreements, the sale and issuance of the Shares, and the issuance of the Warrant Shares, will not (x) result in any violation of, or conflict with, or constitute a default under, with or without the passage of time or giving of notice, or require a waiver or consent under (i) any provision of law, or any decree, judgment, order, statute, rule or regulation applicable to the Company or any Subsidiary, which would have a Material Adverse Effect, (ii) the Company's or any Subsidiary's Articles of Incorporation, Amended Articles or Bylaws, each as amended to the Effective Date, or (iii) any material mortgage, indebtedness or Contract to which the Company or any Subsidiary is a party or by which it or any of its properties or assets is bound, or (y) result in the creation of any mortgage, pledge or Lien upon any of the Company's or any Subsidiary's properties or assets, which would have a Material Adverse Effect.

         3.13 Litigation. There are no actions, suits, proceedings, or investigations pending against the Company or any Subsidiary, or, to the Knowledge of the Company, any of their respective officers, directors, employees or stockholders (and to the Knowledge of the Company, neither the Company nor any Subsidiary has received notice of any threat thereof or is there any basis therefor) before any court or governmental agency that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental authority. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

         3.14 Governmental Consents. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority by the Company or any Subsidiary is required in connection with the execution and delivery of the Transaction Agreements, the offer, sale, or issuance of the Shares and the Warrant Shares, or the consummation of any other transaction contemplated by the Transaction Agreements, except (a) filing of the Amended Articles with the Florida Secretary of State's office, (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer, sale and issuance of the Shares and the Warrant Shares under applicable U.S. federal and state securities laws, and
(c) filings with the Securities and Exchange Commission with respect to the registration of the Warrant Shares.

         3.15 Employees. To the Knowledge of the Company, no officer or employee of the Company or any Subsidiary has plans to terminate his or her employment relationship with the Company or any Subsidiary. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance, and the payment of social security or other taxes. None of the Company's or any Subsidiary's employees are represented by any labor union, and there is no pending or, to the Knowledge of the Company, threatened organizational drive with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any Contract with any of its officers or employees that is not terminable at will. To the Knowledge of the Company, none of the Company's or any Subsidiary's employees are obligated under any Contract, or subject to any judgment, decree or order of any court, administrative agency or governmental authority that would interfere with the use of his or her best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's or any Subsidiary's business. To the Knowledge of the Company, the employment of all officers or employees of the Company and any Subsidiary, the carrying on of the Company's and any Subsidiary's business by the officers and employees of the Company and such Subsidiary, and the conduct of the Company's and its Subsidiaries' business, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such officers or employees are obligated to any third party. Neither the Company nor any Subsidiary will require the use of any inventions or software of any of their respective employees created prior to their employment by the Company or any Subsidiary.

         3.16 Environmental and Safety Matters. Neither the Company nor any Subsidiary is in material violation of any applicable law, statute, rule or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required to comply with any such law, statute, rule or regulation.

         3.17 Disclosure. The Company has fully provided each Investor with all the information such Investor has requested for deciding whether to purchase the Shares. This Agreement, the exhibits to this Agreement, the Schedule of Exceptions, the Transaction Agreements and any other agreement, certificate, instrument or other document furnished by the Company or any Subsidiary to the Investors in connection with the transactions contemplated by this Agreement (including but not limited to the Company's and any Subsidiary's business plan), when read together do not (a) contain any untrue statement of material fact or
(b) omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.18 Offering. The Company has not offered shares of Series A Preferred for sale to, or solicited offers to by from, any Persons other than the Investors, and the Company has not taken any action that will cause the sale and issuance of the Shares and the Warrant Shares as contemplated by this Agreement to constitute a violation of applicable federal or state securities laws. Subject in part to the accuracy of the Investors' representations and warranties in Section 4, the offer, sale and issuance of the Shares and the issuance of the Warrant Shares constitute, or will constitute, transactions exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of all applicable state securities laws, and neither the Company nor any agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.19 Registration Rights. Except as set forth in the Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register under the Securities Act any of its outstanding securities or any of its securities that may subsequently be issued.

         3.20 Brokers or Finders. Neither the Company nor any Subsidiary have engaged any financial advisors, investment banks, brokers, finders or agents, none of the Company, any Subsidiary or the Investors have incurred, or will incur, directly or indirectly, as a result of any action taken by or on behalf of the Company or any Subsidiary, any liability for brokerage or finder's fees, agent's commissions or any similar charges in connection with the Transaction Agreements or the transactions contemplated hereby and thereby.

         3.21 Qualified Small Business. With respect to the "Qualified Small Business" provisions of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), as of and immediately following the Closing: (a) the Company will be a domestic C corporation, (b) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (c) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50,000,000, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code
Section 1202(d)(3), and at least eighty percent (80%) (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

         3.22 Tax Returns. The Company and its Subsidiaries have each timely filed, or have obtained presently effective extensions with respect to, all federal, state, county, local and foreign tax returns which are required to be filed by it. All filed returns are true and correct in all material respects and all taxes shown thereon to be due have been timely paid. No federal or state income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service or any state authorities, and no controversy with respect to taxes of any type paid or payable by the Company is pending or, to the Knowledge of the Company, threatened. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the Balance Sheet Date. None of the Company, any Subsidiary or any of the Company's stockholders has ever filed (a) an election pursuant to Section 1362 of the Code that the Company or any Subsidiary be taxed as an S Corporation or
(b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company and its Subsidiaries have each withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes, Federal Unemployment Tax Act taxes and Medicare taxes, required to be withheld or collected therefrom, and the Company and its

Subsidiaries have each paid the same to the proper tax receiving officers or authorized depositories.

         3.23 Permits. The Company and its Subsidiaries have all material franchises, permits, licenses and any similar authorities necessary for the conduct of their businesses. Neither the Company nor any Subsidiary is in default under any of such franchises, permits, licenses or other similar authorities. The execution, delivery and performance of, and compliance with, the Transaction Agreements will not result in the suspension, revocation, impairment, forfeiture or non-renewal of any material franchise, permit, license or any similar authority applicable to the Company or any Subsidiary, or their respective businesses, operations, assets or properties.

         3.24 Employee Benefit Plans. Neither the Company nor any Subsidiary has, or otherwise contributes to or participates in, any "Employee Benefit Plan" as defined in or subject to the Employee Retirement Income Security Act of 1974, as amended.

         3.25 Insurance. The Company and its Subsidiaries have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow each of them to replace any of its properties or assets that might be damaged or destroyed.

         3.26 Corporate Records. The Company's and each Subsidiary's Certificates of Incorporation and Bylaws, all as amended to the Effective Date, are all in the form previously provided to the Investors. The minute books of the Company and its Subsidiaries provided to the Investors contain a complete summary of all meetings, proceedings and actions of the Company's and each Subsidiary's directors and stockholders since the times of their incorporation and reflect all transactions referred to in such minutes accurately in all material respects. The stock ledgers of the Company and each Subsidiary are complete and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company and such Subsidiary.

         3.27 Real Property Holding Company. Neither the Company nor any Subsidiary is a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

         3.28 Transactions with Related Persons. No stockholder of the Company, no employee, officer or director of the Company or any Subsidiary, and no Affiliates of any of the foregoing Persons (collectively, "Related Persons"), is indebted to the Company or any Subsidiary, and neither the Company nor any Subsidiary is indebted (or committed to make loans or extend or guarantee credit) to any Related Person, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any Subsidiary, and (c) other employee benefits made generally available to all employees of the Company and any Subsidiary. To the Knowledge of the Company, no Related Person has any direct or indirect ownership interest in any Affiliate of the Company or any Subsidiary, any Person with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary, except for Related Persons that own less than one percent (1%) of the outstanding capital stock of publicly traded companies. No Related Person has, directly or indirectly, an interest in any Contract with the Company or any Subsidiary (other than Contracts that relate solely to a Related Person's ownership of capital stock of the Company).

         3.29 Indemnification of Officers and Directors. Each of the Company and its Subsidiaries has provisions in its Articles of Incorporation and Bylaws for the indemnification of its officers and directors to the full extent permitted by applicable law.

         3.30 Investment Company Act.. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                   SECTION 4
                    INVESTORS' REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

         Each Investor, as of the Effective Date, severally represents and warrants to the Company as follows:

         4.1 No Registration. Each Investor understands that the Shares, the Warrants, and the Warrant Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein. Each Investor acknowledges that the Company has no obligation to register or qualify the Shares, the Warrants, or the Warrant Shares for resale except as set forth in the Rights Agreement.

         4.2 Investment Intent. Each Investor is acquiring the Shares and the Warrant Shares for investment for such Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. By executing this Agreement, each Investor further represents that such Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares, the Warrants, or the Warrant Shares.

         4.3 Investment Experience. Each Investor (or one of its Affiliates) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Investor is capable of evaluating the merits and risks of such Investor's investment in the Company and has the capacity to protect such Investor's own interests.

         4.4 Access to Data. Each Investor has had an opportunity to discuss the Company's and each Subsidiary's business, management and financial affairs with the Company's and each Subsidiary's management, and has had the opportunity to review the Company's and each Subsidiary's operations and facilities. Each Investor has also had an opportunity to ask questions of the Company's and each Subsidiary's officers, which questions were answered to such Investor's satisfaction. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

         4.5 Accredited Investor. Each Investor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act.

         4.6 Residency. The state of each Investor's residency (in the case of an individual) or such Investor's principal place of business (in the case of a partnership, corporation, limited liability company or other entity) is correctly set forth on the Schedule of Investors.

         4.7 Rule 144. Each Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring at least one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.8 Authorization. The Transaction Agreements, when executed and delivered by each Investor, will constitute such Investor's valid and legally binding obligations, enforceable in accordance with their respective terms except as limited by (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (b) rules of law governing specific performance, injunctive relief, or other equitable remedies and by general equity principles, and (c) to the extent the indemnification and choice of law provisions contained in the Transaction Agreement may be limited by applicable laws and public policy principles.

         4.9 Brokers or Finders. No Investor has engaged any financial advisors, investment banks, brokers, finders or agents, and neither the Company nor any Subsidiary has incurred, and will not incur, directly or indirectly, as a result of any action taken by any Investor, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with the Transaction Agreements or the transactions contemplated hereby and thereby.

         4.10 Legends. Each Purchaser understands that the Shares, the Warrants and the Warrant Shares may bear one or all of the following legends:


                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM

                  SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b) Any legend set forth in, or required by, the other Transaction Agreements.

                  (c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares, the Warrants and the Warrant Shares represented by the certificate so legended.

                                   SECTION 5
                CONDITIONS TO THE INVESTORS' OBLIGATIONS TO CLOSE
                -------------------------------------------------

         Each Investor's obligation to purchase the Shares at Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the applicable Investor:

         5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions) will be true and correct as of the Closing Date.

         5.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or before the Closing Date will have been performed or complied with.

         5.3 Board and Stockholder Approval. The Company will have obtained the consent and approval of this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby by (i) the Company's Board of Directors, and (ii) the holders of the Common Stock.

         5.4 Consents. The Company will have obtained all consents, permits and waivers necessary to consummate the transactions contemplated by this Agreement.

         5.5 Compliance with Securities Laws. The Company will have obtained all necessary state securities and Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrant Shares.

         5.6 Amended Articles. The Amended Articles will have been filed with and accepted by the Florida Secretary of State.

         5.7 Transaction Agreements. The Company and the other parties thereto (other than the Investors) will have executed and delivered the Transaction Agreements.

         5.8 Indemnification Agreements. The Company will have entered into an Indemnification Agreement in substantially the form attached as Exhibit G hereto (the "Indemnification Agreements") with each of the members of the Company's Board of Directors.

         5.9 Opinion of Counsel. Each Investor will have received from the Company's outside counsel, an opinion dated as of the Closing Date, in the form attached hereto as Exhibit H.

         5.10 Reservation of Warrant Shares. The Warrant Shares issuable upon the exercise of the Warrants and the Board Warrants will have been duly authorized and reserved for issuance upon such exercise.

         5.11 Closing Deliveries. In addition to the executed Transaction Documents, the Company will have delivered to the Investors at the Closing:

             (a) a certificate dated the Closing Date executed by the Company's Chief Executive Officer on the Company's behalf, in substantially the form attached as Exhibit I, certifying the satisfaction of the conditions to Closing listed in Sections 5.1 and 5.2;

             (b) a certificate of the Florida Secretary of State, dated as of a date within fifteen (15) days of the Closing, with respect to the Company's good standing; and

             (c) a Company certificate dated the Closing Date executed by the Company's Secretary, in substantially the form attached as Exhibit J, attaching and certifying to the accuracy of (i) the Articles of Incorporation, including the Amended Articles, (ii) the Bylaws, and (iii) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement and that such resolutions are in full force and effect.

         5.12 Boards of Directors. At the initial Closing, the authorized size of the Company's and Mortgage Assistance Corp.'s ("MAC") Board of Directors will be five (5) members, two of which shall be designated by the Investors, and the Company's Board of Directors will consist of Dale Hensel, Dan Barnett, Bill Payne ("Payne") and Rod Jones ("Jones" and together with Payne, the "Investor Nominees"), and one vacancy. The Investors shall have Board of Director nomination rights as set forth in the Amended Articles. The Investor Nominees shall each receive a one-time grant of warrants (the "Board Warrants") to purchase 75,000 shares of Common Stock at an exercise price of $0.39 per share, such warrant to otherwise be in substantially the same form as the Warrants.

         5.13 Employment Agreements. At the Closing, the Company or any Subsidiary (as the Investors deem appropriate), and each other party thereto, will have executed and delivered employment agreements with Dale Hensel and Dan Barnett (the "Employment Agreements") satisfactory in form and substance to the Investors.

         5.14 Directors and Officers Insurance. Prior to the Closing, the Company and each Subsidiary will have obtained directors and officers insurance on terms reasonably acceptable to the Investors, and such policies will be maintained in full force and effect through the Closing and thereafter.

         5.15 Debt Restructure. At or prior to the Initial Closing, the Company shall have provided the Investors with written evidence that the Company has restructured all existing indebtedness represented by promissory notes incurred primarily to fund the acquisition of mortgaged notes and foreclosed properties that is in excess of $500,000 in the aggregate ("Company Indebtedness") on terms and conditions that are satisfactory to the Investors in their sole and absolute discretion, including, without limitation, that no Company Indebtedness shall have a maturity or due date that is less than twenty-one (21) months from the date of this Agreement.

         5.16 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby to occur at the Closing, and all documents and instruments incident to such transactions, will have been reasonably approved by counsel to the Investors, and the Investors will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   SECTION 6
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE
                 -----------------------------------------------

         The Company's obligation to each Investor to sell and issue the Shares and the Warrants at a Closing (or thereafter with respect to the Benchmark Shares) is subject to the fulfillment on or before the Closing of the following conditions by that Investor, unless waived by the Company:

         6.1 Representations and Warranties. The representations and warranties made by the Investor in Section 4 will be true and correct when made and will be true and correct as of the Closing Date.

         6.2 Compliance with Securities Laws. The Company will have obtained all necessary state securities and Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrant Shares.

         6.3 Amended Articles. The Amended Articles will have been filed with and accepted by the Florida Secretary of State.

         6.4 Transaction Agreements. The Investors will have executed and delivered the Transaction Agreements.

                                   SECTION 7
                          INDEMNIFICATION; EXCULPATION
                          ----------------------------

         7.1 Indemnification of Investors By the Company.

             (a) The Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless each Investor (collectively, "Indemnified Persons"), from and against any and all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements against the Company or such Investor (including, without limitation, attorneys' fees and expenses) (collectively, "Losses") that (a) arise out of or are related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement or any other Transaction Agreement; (b) arise out of or are related to any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement or any other Transaction Agreement; or (c) are incurred in connection with any Action or Proceeding (as defined below) against the Company or any Indemnified Person (other with another Indemnified Person) arising out of or in connection with this Agreement, any other Transaction Agreement (or any other document or instrument executed pursuant hereto or thereto), or the transactions contemplated herein or therein, other than Losses that are finally determined in such Action or Proceeding to be primarily a result of (i) the gross negligence of such Indemnified Person, (ii) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company, (iii) the intentional misconduct or a knowing violation of applicable law by such Indemnified Person, or (iv) a transaction from which such Indemnified Person received an improper personal benefit. For purposes of this Section 7, an "Indemnified Person" shall be deemed to include such Indemnified Person's officers, directors, stockholders, partners, members, employees, agents and representatives, and the Affiliates of each of the foregoing Persons, and any claim(s) of such Persons for Losses shall vest in and be brought by and through the affiliated Indemnified Person and not such Person.

             (b) At the Closing, the Company shall issue warrants to purchase Common Stock (the "Indemnity Warrants") to each Indemnified Person that will immediately vest as Losses are incurred as set forth in this Section 7.1(b). For each $25,000 in Losses, the Indemnity Warrants issued to such Indemnified Person shall entitle such Indemnified Person to purchase shares of Common Stock in accordance with the terms thereof (the "Indemnity Warrant Shares"); provided, that no Indemnity Warrants shall vest or become exercisable into Indemnity Warrant Shares unless and until $50,000 in Losses have been incurred, at which time all Losses in increments of $25,000 shall result in vesting of the Indemnity Warrant Shares as set forth in this Section 7.1(b). The exercise price for the Indemnity Warrants shall be $0.01 per share, and the other terms and conditions of the Indemnity Warrants shall be substantially similar to the terms and conditions of the Warrants. The Company shall immediately take all steps necessary to authorize the issuance of the Indemnity Warrants and reserve the Indemnity Warrant Shares issuable upon the exercise of the Indemnity Warrants. For example, in the event an Indemnified Person suffers Losses of $100,000 and such Indemnified Person is entitled to one-half percent (0.5%) of the total Common Stock of the Company then outstanding on a fully-diluted basis for each $25,000 in Losses, then the Indemnity Warrants issued to such Indemnified Person shall entitle such Indemnified Person to purchase shares of Common Stock equal to two percent (2.0%) of the total Common Stock then outstanding on a fully-diluted basis. For purposes of this Agreement, any reference to the term "fully-diluted basis" assumes all options, warrants and similar securities outstanding, whether or not vested, and whether or not the strike price is above or below the value of the Company, have been exercised and the underlying shares Common Stock have been issued.

             (c) The obligations of the Company to each Indemnified Person under this Section 7.1 will be separate and distinct obligations and will survive the expiration or termination of this Agreement or any other Transaction Agreement. Any claim for indemnification under this Section 7.1 must be brought on or before the second anniversary of the Effective Date. The obligations of the Company under this Section 7.1 are only for the benefit of the Indemnified Persons, and the rights of the Indemnified Persons under this Section 7.1 may not be transferred.

             (d) For purposes of this Section 7.1, (i) "Action or Proceeding" means any (A) action, claim, grievance, hearing, investigation, proceeding or suit of or by any Person, or (B) audit, investigation, inquiry or proceeding by any governmental authority.

             (e) Notwithstanding anything in this Section 7.1 or elsewhere in this Agreement to the contrary, an Indemnified Person that suffers Losses may, in lieu of exercising its indemnification rights under this Section 7.1, seek any available remedy against the Company at law or in equity.

         7.2 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, stockholder, employee, agent, partner or Affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment. Each Investor agrees that no other Investor, and no officer, director, stockholder, partner, member, employee, agent, representative or Affiliate of any other Investor, will be liable for any action heretofore or hereafter taken, or omitted to be taken, by any of them relating to or in connection with the Company, the Shares or the Warrants, or any of them. Without limiting the foregoing, no Investor, and no officer, director, stockholder, partner, member, employee, agents, representative or Affiliate, or other holder of any Shares or Warrants, will have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any information about the Company, any Subsidiary or their respective assets, properties, liabilities, business, financial condition, operating results or prospects, acquired by such Investor or other Person from the Company or any Subsidiary or their respective officers, directors, employees, agents, representatives, counsel or auditors, and in turn provided to another Investor, and no such Investor or other Person has any obligation or responsibility whatsoever to provide any such information to any other Investor or to continue to provide any such information if any information is provided at any time.

         7.3 Rights of Investors. Each Investor, in its sole and absolute discretion, may exercise or refrain from exercising any rights or privileges that such Investor may have pursuant to this Agreement, the other Transaction Agreements, the Articles of Incorporation, the Amended Articles, the Company's

Bylaws or at law or in equity, and such Investor will not incur or be subject to any liability or obligation to the Company, any other Investor or holder of Shares or Warrants, any other stockholder or security holder of the Company or any other Person, by reason of exercising or refraining from exercising any such rights or privileges.

                                   SECTION 8
                             POST-CLOSING COVENANTS
                             ----------------------

         The Company shall fulfill, or cause to be fulfilled, the following covenants within the applicable time periods specified within each section of this Section 8, unless otherwise waived by the Investors:

         8.1 Registration of the Warrant Shares.. The Company shall file a registration statement covering the Warrant Shares under the Securities Act of 1933, as amended, and such registration statement shall be effective within eighteen (18) months after the Closing Date.

         8.2 Key-Man Policies. Within one hundred twenty (120) days after the Closing Date, the Company or any Subsidiary (as the Investors deem appropriate) shall have obtained a key-man life insurance policy covering both Dan Barnett and Dale Hensel, providing at least $3,000,000 in coverage on each on terms reasonably acceptable to the Investors, and such policy will be maintained in full force and effect thereafter.

         8.3 Failure to Comply. Unless otherwise waived in writing by an Investor, the failure of the Company to comply with or otherwise fulfill any of the covenants contained in this Section 8 shall result in an automatic increase in the number of Warrant Shares issuable upon exercise of the Warrants by each Investor, without further action by any person, as further described in the Warrants.

                                    SECTION 9
                                  MISCELLANEOUS
                                  -------------

         9.1 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated, other than by a written instrument referencing this Agreement and signed by the Company and by Investors holding a majority of the Shares and the Warrant Shares, calculated on an as-converted basis (excluding any Shares that have been sold to the public or pursuant to Rule 144 under the Securities Act). Any such amendment, waiver, discharge or termination effected in accordance with this Section 9.1 will be binding upon each holder of any securities purchased under this Agreement that are outstanding at such time (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.

         9.2 QSBS Certification. Except as otherwise determined by the Company's Board of Directors, the Company covenants that so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as "qualified small business stock" within the meaning of Code Section

1202(c)), it will use commercially reasonable efforts (including complying with any applicable filing or reporting requirements imposed by the Code on issuers of "qualified small business stock") to cause such Shares to qualify as "qualified small business stock." 9.3 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by messenger addressed:

             (a) if to an Investor, to such address or facsimile number as shown on the attached Schedule of Investors, or to such other address or facsimile number as an Investor will have furnished to the Company and the other Investors, and a copy, which will not constitute notice, to:

                  Hallett & Perrin, P.C.
                  Attn:  Scot W. O'Brien
                  2001 Bryan Street, Suite 3900
                  Dallas, Texas  75201
                  Fax:  (214) 922-4144

             (b) if to any other holder of Shares, Warrants or Warrant Shares, to such address or facsimile number as shown in the Company's records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Shares, Warrants or Warrant Shares for which the Company has contact information in its records; or (c) if to the Company, to:

                  Mortgage Assistance Center Corporation
                  2614 Main Street
                  Dallas, Texas  75226
                  Attention: Chief Executive Officer
                  Facsimile:

         or to such other address or facsimile number as the Company will have furnished to the Investors, with a copy, which will not constitute notice, to:

                  Michael Caolo & Associates
                  Attn:  Michael Caolo, Jr.
                  600 E. John Carpenter Freeway, Suite 170
                  Irving, Texas  75062
                  Fax:  (972) 717-5208

         Each notice or other communication will be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail or, if sent by facsimile, upon confirmation of facsimile transfer.

         9.4 Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Texas as applied to agreements entered into among Texas residents to be performed entirely within Texas, without regard to conflicts of law principles.

         9.5 Expenses. The Company will pay its own expenses in connection with the transactions contemplated by this Agreement and the Transaction Agreements, and shall pay upon demand all costs incurred by the Investors (including expenses of the Investors counsel) in connection with the transactions contemplated by this Agreement and the Transaction Agreements not to exceed $50,000.

         9.6 Survival. The representations, warranties, covenants and agreements made in this Agreement will survive the Closing, and none of such representations, warranties, covenants and agreements will be diminished, limited, or restricted by any investigation made by any Party or any documents or information received by any Party or by such Party's legal counsel.

         9.7 Successors and Assigns. This Agreement, and any and all rights, duties and obligations under this Agreement (a) may not be assigned, transferred, delegated or sublicensed by the Company to any other Person without the prior written consent of Investors holding a majority of the Shares and the Warrant Shares, calculated on an as-converted basis (excluding any Shares that have been sold to the public or pursuant to Rule 144 under the Securities Act), and (b) may not be assigned, transferred, delegated, or sublicensed by an Investor to any other Person, other than an Affiliate of such Investor, without the prior written consent of the Company. Any attempt by a Party without such prior written consent to assign, transfer, delegate or sublicense any rights, duties or obligations under this Agreement will be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Parties' successors, assigns, heirs, executors and administrators.

         9.8 Entire Agreement. This Agreement, the other Transaction Agreements, the documents and agreements contemplated herein and therein, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof.

         9.9 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party under this Agreement will impair any such right, power or remedy of such non-breaching Party, and it will not be construed to be a waiver of any such breach or default or a waiver of any similar breach or default thereafter occurring, and no waiver of any single breach or default will be deemed a waiver of any other breach or default occurring before or after such single breach or default. Any waiver, permit, consent or approval of any kind or character by any Party of any breach or default under this Agreement, or any waiver by any Party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing.

         9.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, then this Agreement will continue in full force and effect without such provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly reflects the Parties' intent in entering into this Agreement.

         9.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, exhibits and schedules will, unless otherwise provided, refer to sections, exhibits and schedules hereof.

         9.12 Construction. As used in this Agreement and the other Transaction Agreements, the word "including" means "including without limitation."

         9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be enforceable against the Parties executing such counterparts, and all of which together will constitute one instrument.

         9.14 Facsimile Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, and such execution and delivery will be considered valid, binding, and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile or other reproduction hereof.

         9.15 No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth in Section 1.2, subject to the conditions set forth in Section 5. Each Investor will have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and will have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

         9.16 Several Rights and Obligations. Unless otherwise expressly provided in this Agreement, the Investors' rights and obligations under this Agreement are several rights and obligations, not rights or obligations jointly held with any other Investor.

                  [Remainder of page intentionally left blank]

         This Series A Preferred Stock Purchase Agreement is executed as of the Effective Date.

                                              THE COMPANY:

                                              MORTGAGE ASSISTANCE CENTER
                                              CORPORATION, a Florida corporation



                                              By:
                                                  ------------------------------
                                              Name:
                                                     ---------------------------
                                              Title:
                                                      --------------------------



                                              INVESTORS:

                                              W.C. PAYNE INVESTMENTS, LLC


                                              By:
                                                 -------------------------------
                                              Name:    W.C. Payne
                                              Its:     Managing Member


                                              FAX / MACC, L.P.

                                              By:Family Access Exchange II, L.P.
                                              Its:     General Partner

                                              By:FAX GenPar, L.L.C.
                                              Its:     General Partner



                                              By:
                                                 -------------------------------
                                                   Name:  Rod Cain Jones
                                                   Its:   President


                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                  FIRST CLOSING

                                                                Number of
                                    Number of     Number of     Back-End      Purchase Price
                                    Series A       Warrant       Warrant       for Series A
             Investor                Shares        Shares        Shares           Shares
             --------                ------        ------        ------           ------
W.C. Payne Investments, L.L.C.       500,000      1,518,898       900,087         $500,000
Attention:  William G. Payne
7005 North Robinson, Oklahoma
City, OK  73116

Fax:  405-843-9599


FAX/MACC, L.P.                     1,000,000      3,037,795     1,800,175       $1,000,000
Attention:  Rod C. Jones
100 Crescent Court, Suite 200
Dallas, Texas  75201
Fax:  214.720.2006

Total:                             1,500,000      4,556,693     2,700,262       $1,500,000


                               SUBSEQUENT CLOSINGS

                                                                                          Purchase Price
                                                     Number of            Number of         for Series
                  Investor                        Series A Shares      Warrant Shares        A Shares
W.C. Payne Investments, L.L.C.                      Up to 500,000     Up to 1,518,898     Up to $500,000
Attention:  William G. Payne
7005 North Robinson, Oklahoma City, OK  73116

Fax:  405-843-9599


FAX/MACC, L.P.                                    Up to 1,000,000     Up to 3,037,796     Up to $1,000,000
Attention:  Rod C. Jones
100 Crescent Court, Suite 200
Dallas, Texas  75201
Fax:  214.720.2006

Total:                                            Up to 1,500,000     Up to 4,556,694     Up to $1,500,000

                                    EXHIBIT B
                                    ---------

                            FORM OF AMENDED ARTICLES

                                    EXHIBIT C
                                    ---------

                       FORM OF INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT D
                                    ---------

                         FORM OF STOCKHOLDERS' AGREEMENT

                                    EXHIBIT E
                                    ---------

                             SCHEDULE OF EXCEPTIONS


         This SCHEDULE OF EXCEPTIONS (this "Schedule") is made and given pursuant to Section 3 of the Series A Preferred Stock Purchase Agreement, dated as of November 30, 2006 (the "Agreement"), by and among Mortgage Assistance Center Corporation, a Florida corporation (the "Company"), and the Investors listed on Exhibit A to the Agreement. All undefined capitalized terms used in this Schedule have the same meaning given to those terms in the Agreement. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement, which are modified by the disclosures in this Schedule as well as such other sections to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

                                    EXHIBIT F
                                    ---------

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G
                                    ---------

                        FORM OF INDEMNIFICATION AGREEMENT

                                    EXHIBIT H
                                    ---------

                              FORM OF LEGAL OPINION

                                    EXHIBIT I
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE

                                    EXHIBIT J
                                    ---------

                         FORM OF SECRETARY'S CERTIFICATE

                                    EXHIBIT K
                                    ---------

                                 FORM OF WARRANT


                                    EXHIBIT L
                                    ---------

                                   BENCHMARKS





                        Performance for the Period Ended:


                               Three (3) Months      Six (6) Months       Nine (9) Months
                                    Ended                EndeD                Ended
                                   3/31/07              6/30/07              9/30/07
                               ----------------     ----------------     ----------------
Gross Operating Revenues       $      1,935,173     $      4,907,192     $      4,637,986


Net Operating Revenues         $        503,145     $      1,275,870     $      2,481,746


Portfolio Assets Purchased     $      3,877,168     $      8,837,849     $     15,164,060